FNFV Investor Presentation Winter 2015 1 Exhibit 99.2

Legal Disclosure
This presentation may contain forward-looking statements that involve a number of risks and uncertainties.
Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; a weak U.S. economy, weakness or adverse changes in the specific businesses in which we operate; our potential inability to find suitable acquisition candidates; significant competition that our portfolio companies face; compliance with any government regulation of our portfolio companies; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and
other sections of Fidelity National Financial, Inc.’s Form 10-K and other filings with the Securities and Exchange
Commission.
Tender Offer Statement
This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of FNFV Group common stock. The solicitation and offer to buy shares of FNFV Group common stock will only be made pursuant to the offer to purchase and related materials that FNF will send to its FNFV stockholders. FNFV stockholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. FNFV stockholders will be able to obtain free copies of these materials and other documents filed by FNF with the Securities and Exchange Commission when available at
www.sec.gov or at the FNF Investor Relations website at
www.fnf.com.

Fidelity National Financial Ventures

Fidelity National Financial
Ventures (“FNFV”)
($1.4 billion in aggregate book value)
Fidelity National Financial
Ventures (“FNFV”)
($1.4 billion in aggregate book value)

FNFV - Overview
•
In June 30, 2014, FNF created a tracking stock called Fidelity National Financial
Ventures (“FNFV”) that was distributed to FNF shareholders and began trading as a separate stock under the ticker symbol (NYSE:FNFV) on July 1, 2014
FNFV tracks and reflects the economic and financial performance of FNFV’s portfolio company investments
The net book value of the portfolio company investments tracked by FNFV was
$1.38 billion at December 31, 2014
FNF shareholders received 1 share of FNFV for every 3 shares of FNF they held prior to distribution; FNFV currently has approximately 93 million shares outstanding
FNF management and Board of Directors continue to oversee the operations of
FNFV
FNF expects modest incremental costs associated with accounting and regulatory fees to manage FNFV
FNF and FNFV stockholders have same voting rights on matters requiring FNF shareholder approval (e.g. voting rights pertaining to FNF Board Members,
Auditors, Say-on-Pay, etc.)

FNFV - Rationale
• FNF made the decision to create FNFV for the following reasons:
The portfolio company investments operate in a variety of industries that are outside of FNF’s core real estate and mortgage technology sectors
FNF believes its portfolio company investments have substantial value which may not have been fully-reflected in FNF’s stock price
The portfolio company investments contain a mix of majority and minority-owned businesses, some of which are highly levered and do not generate meaningful adjusted net earnings, yet have significant underlying value
FNFV allows investors the opportunity to invest alongside Bill Foley and his management team in areas outside of  FNF’s core business
• The creation of FNFV provides a vehicle to prudently monetize existing investments over their proper course and make new non-core investments if opportunities exist, with the objective of maximizing returns for FNFV stockholders:
FNF has the right to convert FNFV common stock into FNF common stock in a stock-
for-stock transaction at a declining premium (10% down to 0% over five years) to
FNFV’s stock price

FNFV – Management Track Record
•
FNF Chairman, Bill Foley and his management team have a long-
term track record of creating value for shareholders in a variety of industries
•
FIS is the world’s largest financial technology processing
company with more than a $18 billion market cap
FNF Acquired Alltel Information Solutions in April of 2003 for $1.05 billion and subsequently made 10 add-on acquisitions for total additional consideration of $1.2 billion
Completed a $3.2 billion leveraged recapitalization in March 2005
o
FNF paid a $1.9 billion special cash dividend to FNF shareholders
In 2006, FNF spun-off the shares it owned in FIS to FNF shareholders with an approximate value of $3 billion
In 2009, FNF made a $50 million equity investment in FIS at $15.50 per share (302 million shares) concurrent with the Metavante acquisition
FNF sold half of these shares in 2010 at $29 per share; sold 300,000 more in 2013 at more than $52 per share
FNF still owns 1.3 million shares valued at approximately $80 million

FNFV – Management Track Record
•
Sedgwick CMS is the country’s largest claims management
company
Company sold for $1.1 billion in May 2010 – FNF had a 32% ownership stake
Net proceeds of $220 million and $98 million pre-tax gain
Nearly doubled initial investment in under four years
•
Sold flood business and personal lines company for $329 million in November 2011 for $78 mm net gain
Originally invested approximately $81 million
Retained 15% minority interest in personal lines business (Stillwater Insurance Group)

FNFV – Tracking Stock Details
•
Tracking stock structure provides FNFV with full flexibility of investment and liquidity options for its portfolio company investments
Ability to invest in growth opportunities for existing portfolio companies and/or new non-core investment opportunities using FNFV financial resources
Ability to sell portfolio company investments for cash or common stock (proceeds stay with FNFV)
Ability to declare special cash or stock dividends to FNFV stockholders using proceeds of a sale of a portfolio company investment
Ability to spin-off underlying shares of a portfolio company investment to FNFV shareholders
•
Relationship between FNFV and FNF
FNFV is governed and managed by FNF’s management and Board of Directors
FNF provided FNFV with $100 million in cash and $100 million in a revolving debt facility that FNFV can use for investment purposes in existing or new opportunities
Any cash investments made by FNFV in excess of these amounts must be funded using
FNFV financial resources
FNF will also fund certain FNFV non-investment cash requirements such as corporate costs and working capital needs

FNFV - Strategy
–
Ownership: Take meaningful minority or control positions in
quality companies that are well-positioned in their respective industries, run by best in class management teams and that
compete in industries that have attractive organic and add-on
M&A growth opportunities
–
Operations: Ability to leverage FNF’s operational expertise and track record of growing industry-leading companies including
FNF, FIS and LPS
–
Governance: Direct representation on the Board of Directors
and actively interface with company management
–
Monetization Strategies: Pursue liquidity events, including
public offerings, a sale to a third party or spin-offs, at the appropriate time given each investment’s unique attributes, but typically within 3 to 5 years of initial ownership

FNFV – Monetization Initiatives
– Comdata
• Closed sale to FleetCor Technologies in November 2014; FNFV now indirectly owns approximately 2.4 million shares of Fleetcor common stock, 75% of which is subject to a six-month lockup period and 25% will be released from escrow ratably over a three-year period; current value of approximately $350 million
– Remy
• Closed on the tax-free distribution of Remy common stock to FNFV shareholders in
December 2014; FNFV shareholders received approximately 16.6 million shares of Remy
(0.17879 shares of Remy for each share of FNFV) valued at approximately $350 million
– J. Alexander’s
• Announced filing of IPO registration statement in October 2014; now intend tax-free spin-off of J. Alexander’s to FNFV shareholders; paid $14.6 million, of which $10 million was principal, to FNFV in December 2014, reducing outstanding loan from FNFV to J.
Alexander’s to $10 million
–
ABRH
• Completed a leveraged recapitalization in August 2014 that facilitated a $75 million dividend; FNFV’s share of the dividend was $40 million

FNFV – Monetization Initiatives – Cascade • Closed sale to in February 2015; proceeds of $63 million, equal to book value – Dutch Auction Tender • Up to 12 million shares at price to be determined 11

CERIDIAN
FLEETCOR
2.4 million shares owned
Cascade Timber
digital insurance
AMERICAN BLUE RIBBON HOLDINGS
J. ALEXANDER'S LLC

$149 mm | 11%
$100 mm | 7%
FNFV Portfolio Company Investments –
$1.38 Billion Book Value
12
$164 mm | 10%
$632 mm | 46%
(1)
$159 mm | 12%
$63 mm | 5%
Holding
Company
Cash
32% Owned
87% Owned
55% Owned
70% Owned
$111 mm | 7%
Other
(2)
96% Owned
(1)
Ceridian and Fleetcor shares are owned through a common holding company; includes net gain from sale of Comdata to Fleetcor
(2)
Includes Northern California Mortgage Fund, Stillwater Insurance Group, Triple Tree, Fidelity National Timber Resources and Wine Direct

Ceridian HCM

Business Overview
A leading global business services and
software solutions company that
provides human resources, payroll,
workforce management, talent
management, tax compliance, benefits,
employee assistance and wellness
programs to more than 100,000 clients
in over 50 countries
Investment Overview
32% equity ownership position through
holding company of Ceridian; combined
Ceridian HCM /Fleetcor GAAP equity
investment of $632 million; $491 original
combined cash investment in 2007; combined
tax basis of $527 mm; Ceridian HCM has
approximately $1.2 billion in debt; other
equity held by THL Partners or affiliates
Financial Highlights ($ mm’s)
Management Overview
Stuart Harvey Chairman
David Ossip Chief Executive Officer
Dave MacKay President
Lois Martin Chief Financial Officer
(1) Pursuant to Ceridian HCM’s credit agreements and includes certain add-backs for severance, restructuring, legal, currency, system enhancements, purchase accounting and stock compensation expenses
2011 2012 2013 2014
Revenue 994 944 914 869
Adjusted
EBITDA (1)
158 197 187 133
Adjusted
EBITDA %
16% 21% 21% 15%

Fleetcor Technologies

Business Overview
Investment Overview
Indirectly own approximately 2.4 mm
shares of Fleetcor (NYSE:FLT), 75% of
which is subject to a lock-up until May
2015 and 25% which will be released
from escrow ratably over a three-year
period; current value of approximately
$350 million; Ceridian HCM/Fleetcor
combined tax basis of $527 mm
Management Overview
Ronald F. Clarke Chairman and Chief
Executive Officer
Eric R. Dey Chief Financial Officer
John A. Reed Chief Information
Officer
Fleetcor is a leading independent global
provider of fuel cards and workforce
payment products and services to
businesses, commercial fleets, major oil
companies, petroleum marketers and
government entities in countries
throughout North America, Latin
America, Europe, Australia and New
Zealand.

American Blue Ribbon Holdings (“ABRH”)

Business Overview
ABRH is the eighth largest full service
restaurant holding company in the U.S.,
operating more than 640 company and
franchise family and casual dining
restaurants in more than 40 states
under the O’Charley’s, Village Inn,
Bakers Square, Max & Erma’s and Ninety
Nine concepts
Investment Overview
55% equity ownership position; original
investments made 2009 – 2012;
remaining equity primarily held by
Newport Holdings; GAAP investment of
$159 mm; tax basis of $169 mm;
approximately $110 mm in external debt
Financial Highlights ($ mm’s)
2012 2013 2014
Revenue 1,206 1,134 1,221
Adj. EBITDA 70 66 69
Adj. EBITDA % 6% 6% 6%
Management Overview
Hazem Ouf Chief Executive Officer
Anita Adams Chief Financial Officer
Danny Gresham Chief Construction &
Design Officer

Number of states: 42
Number of restaurants: 641
Company:  527
Franchise:  114
ABRH Footprint
National Footprint
104
47
21
Max & Erma’s Corp-Owned
Max & Erma’s Franchise
207
7
O’Charley’s Corp-Owned
Ninety Nine Restaurants
O’Charley’s Franchise
124
86
45
Village Inn Corp-Owned
Village Inn Franchise
Bakers Square
214
210
68
2
Corporate Office
Legendary Baking
Regional Offices

3

J. Alexander’s

Business Overview
J. Alexander’s is an upscale casual dining
company operating 41 restaurants in 14
states through the Midwest and
Southeast U.S. under the J. Alexander’s
and Stoney River Legendary Steaks
concepts
Investment Overview
Acquired December 2012; 87% equity
ownership position; remaining equity
primarily held by Newport Group; tax
basis of $63 mm; GAAP investment of
approximately $100 mm, including $10
mm in a loan due to FNFV; $13 mm in
external bank debt; announced IPO filing
in September 2014
Financial Highlights ($ mm’s)
2012 2013 2014
Revenue 202 199 202
EBITDA 17 18 21
EBITDA % 8% 9% 11%
Management Overview
Lonnie Stout Chief Executive Officer
Mark Parkey Chief Financial Officer
John Michael Moore Chief Operating Officer

Digital Insurance

Business Overview
Nation’s leading employee benefits
platform specializing in health insurance
distribution and benefits management
for small and mid-sized businesses
Investment Overview
Financial Highlights ($ mm’s)
2013 2014
Revenue 69 95
EBITDA 16 20
EBITDA % 23% 22%
Management Overview
Adam Bruckman Chief Executive Officer
Chuck Ristau Chief Financial Officer
Mike Sullivan Chief Marketing Officer
96% equity ownership position acquired
in 2012; equity investment of $149 mm
and approximately $79 mm in debt with
FNFV – no external debt; tax basis of
$131 million

FNFV - Portfolio Company Investments

Company
Book Value
12/31/14
Comments
Comparable Company
Multiples
Fleetcor
(1)
$632 (combined)
Valued at approximately $350
million
2.4 million shares owned
Ceridian HCM
(1)
On FNF books at approximately
10x 2013 EBITDA
14x - 15x EBITDA
(4)
American Blue Ribbon
159
On FNF books at approximately
4x 2013 EBITDA
8x-11x EBITDA
(5)
J. Alexander’s
(2)
100
On FNF books at approximately
6x 2013 EBITDA
9x-13x EBITDA
(6)
Digital Insurance
(3)
149
On FNF books at approximately
7x 2013 EBITDA
10x - 14x EBITDA
(7)
Cascade
63
On FNF books at recent market
value
Other
111 Includes deferred tax liability
Subtotal $1,214
Cash 164
Total Book Value $1,378
Book Value per Share $14.84
Millions, except per share data
(1) Combined book value of $632 mm for Ceridian and Fleetcor through a holding company ownership; includes net gain on Comdata sale
(2) Includes $10M of debt at 12.5% with FNFV
(3) Includes $78.5M of debt at 8% with FNFV
(4) Comps represent HR SaaS firms and transaction processors such as ADP and Paychex
(5) Comps represent family and casual restaurants such as Cracker Barrel, Darden Restaurants, Brinker International and Dine Equity
(6) Comps represent public upscale dining companies such as Del Frisco's, Kona Grill and Ruth Chris
(7) Comps represent insurance brokers such as Arthur J. Gallagher, AON and Willis Group

Restaurants Other Elims. Total
Holding company cash - $164 $ 164
Operating cash at investments 23 16 39
Equity investments - 806 806
Notes receivable - 89 (89) -
Goodwill & intangibles 241 163 404
PP&E 304 76 380
Other Assets 95 35 130
Total Assets 663 1,349 (89) $1,923
Notes Payable 131 79 (89) $121
Other Liabilities 199 88 287
Total Liabilities 330 167                                                             (89) 408
FNFV Shareholders’ Equity 1,378
Non-controlling interests 137
Total Equity 1,515
Total Liabilities and Equity $1,923
Book value per share $14.84
FNFV - Summary Balance Sheet
December 2014
20